EXHIBIT 10.83        (Executive Form)

JACK HENRY & ASSOCIATES, INC.
2025 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
(Employees)

    Date of Award:        [DATE]

    Number of RSUs Granted:    [NUMBER]         (the “Award”)

        THIS AWARD AGREEMENT dated [DATE] is made by and between Jack Henry & Associates, Inc., a Delaware corporation (hereinafter called the “Company”), and [NAME] (hereinafter called “Awardee”).
RECITALS:
    A.    The Company’s stockholders and Board of Directors of the Company (“Board”) has adopted the Jack Henry & Associates, Inc. 2025 Equity Incentive Plan (“Plan”) pursuant to which restricted stock units may be granted to employees of the Company; and
    B.    The Company desires to grant restricted Stock Units (“RSUs”) to Awardee under the terms and conditions hereinafter set forth;
AGREEMENT:
        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
        1.    Award Subject to Plan. This Award is made under and is expressly subject to all the terms and provisions of the Plan, and which terms are incorporated herein by reference. Awardee agrees to be bound by all the terms and provisions of the Plan. Terms not defined herein shall have the meaning ascribed thereto in the Plan.
        2.    Grant of Award. Pursuant to the action of the undersigned officer as authorized by the Board, which action was taken on the date set forth above as Date of Award, the Company awards to Awardee the number of Restricted Stock Units identified above. Subject to the other terms and conditions of the Plan and this Agreement, settlement of each RSU as provided in Section 4 entitles Awardee to the issuance of one share of Common Stock, or, if permitted under the Plan and where the Board elects to settle an RSU for cash, a cash payment equal to the fair market value of the share underlying the RSU that the Board elects to settle for cash.

        3.    Restrictions. Except as may be permitted under the Plan or by the Board, the RSUs are not transferable by sale, assignment, disposition, gift, exchange, pledge, hypothecation, or otherwise. Any attempted disposition of the RSUs, or the levy of any execution, attachment or similar process upon the RSUs prior to settlement, shall be null and void and without effect. Holding RSUs does not give Awardee the rights of a shareholder (including without limitation the right to vote or receive dividends or other distributions) with respect to shares of Common Stock underlying the RSUs that the Company may issue under the terms and conditions of this Agreement.
4.    Settlement, Forfeiture and Share Issuance.
(a)    Settlement Dates. The RSUs awarded hereunder shall settle according to the following schedule (each anniversary, a “Settlement Date”), with the percentages below being applied to the Award by rounding down to the nearest whole share:
    Anniversary of Date of Award        Percentage Settled
        First Anniversary         33 1/3%
        Second Anniversary         33 1/3%
        Third Anniversary         33 1/3%

(b)    Form of Settlement.    To the extent permissible under the Plan, the Committee, in its sole discretion, may elect to settle an RSU by issuing shares of Common Stock or by making a cash payment to Awardee in an amount equal to the then fair market value of the share of Common Stock underlying the RSU being settled, less any amounts necessary to satisfy the Company's tax withholding obligations.
(c)     Forfeiture.
(i)    Subject to the other provisions of this Section 4, all remaining non-settled RSUs shall be forfeited if Awardee ceases to be an employee of the Company prior to any of the Settlement Dates. Upon any such forfeiture, under no circumstances will the Company be obligated to make any payment to Awardee, and no shares of Common Stock shall be issued, as a result of such forfeited RSUs.
(ii)    Notwithstanding the foregoing, if Awardee ceases to be an employee of the Company by reason of Retirement prior to full settlement of the RSUs awarded hereunder, then the Awardee shall be entitled to settlement of any non-settled RSUs according to the remaining Settlement Date schedule, and such settlement shall be made in accordance with Section 4(b). However, if, following a termination of employment by reason of Retirement, Awardee breaches any of the covenants set forth in Section 4(e) hereof, all remaining non-settled RSUs shall be forfeited pursuant to Section 4(c)(i) effective as of such breach.

(iii)    For purposes of this Agreement, a “Retirement” means an Awardee’s termination of employment for the express reason of retirement, as determined by the Committee in its sole discretion, for which Awardee has provided the Company at least 6 months’ prior notice and occurs (A) on or after age 55 and following a minimum number of years of employment with the Company such that Awardee’s age plus the number of years of employment with the Company equals or exceeds 72, or (B) on or after age 65. Unless otherwise determined by the Committee, Awardee must (1) have been actively employed as a full-time employee for an entire calendar year to receive credit for such year of employment for purposes of this definition of “Retirement” and (2) have been actively employed as a full-time employee for six months following the Date of Award to qualify as a “Retirement” for the purposes of this Agreement. If Awardee is not actively employed as a full-time employee for six months following the Date of Award, the Award will not be administered as subject to a “Retirement” under this Agreement.
(d)    Share Issuance; Company Stock Ownership Guidelines.
(i)    Except as otherwise provided herein, upon the settlement of a specific number of RSUs for shares of Common Stock as provided in this Section, the Company shall issue a corresponding number of shares of Common Stock to Awardee on the Settlement Date provided that tax withholding obligations have been satisfied as provided in Section 5. The Company’s transfer agent may issue shares of Common Stock in certificated or book entry form as determined by the Company’s Corporate Secretary. Upon issuance of the Shares, Awardee shall have all rights of a shareholder with respect thereto including the right to vote and receive all dividends or other distributions made or paid with respect to the shares of Common Stock.
(ii)    Any Shares acquired by Awardee on the Settlement Date pursuant to this Award may be subject to any Company stock ownership guidelines or stock ownership policy as determined appropriate by the Committee and communicated to Awardee. Awardee agrees that Awardee will comply with and adhere to such stock ownership guidelines or stock ownership policy.
(e)    Restrictive Covenants in the event of Retirement.
(i)    Awardee acknowledges that in consideration of the continued vesting of RSUs after Awardee ceases to be an employee of the Company by reason of Retirement, Awardee shall, from the time of Retirement through the final Settlement Date hereunder (the “Restrictive Period”), abide by the restrictive covenants in Section 4(e)(ii), (iii), and (iv) hereunder (together, the “Restrictive Covenants”). Awardee further acknowledges that a failure to abide by the Restrictive Covenants during the Restrictive Period shall result in forfeiture of non-settled RSUs pursuant to Section 4(c)(ii).
(ii)    During the Restrictive Period, Awardee agrees and covenants not to engage in Prohibited Activity anywhere in the United States. For purposes of this Section 4(e)(ii), “Prohibited Activity” is any activity in which the Awardee serves as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, or any similar capacity to an entity engaged in the same or similar business as the Company. Nothing herein shall prohibit the Awardee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and the Awardee is not a controlling person of, or a member of a group that controls, such corporation.
(iii)    During the Restrictive Period, Awardee agrees and covenants not to directly or indirectly (i) solicit, contact, aid, or induce, or attempt to solicit, contact, aid, or induce, using any form of oral, written, or electronic communication, any current, former, or prospective customer of the Company for the purpose of purchasing goods or services then sold by the Company from any other person, firm, corporation, or other entity or assist or aid any other person or entity in identifying or soliciting any such customer, (ii) solicit, hire, recruit, attempt to hire or recruit, or to induce or attempt to induce the termination of employment of any employee of the Company, or (iii) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company and any of its vendors, joint venturers, or licensors.
(iv)    During the Restrictive Period, Awardee agrees and covenants that Awardee will not make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees or officers. The foregoing shall not be violated by exercising protected legal rights to the extent that such rights cannot be waived by agreement or from providing truthful statements in response to legal process, required governmental testimony or filings, or similar proceedings.
(v)    The Company and Awardee acknowledge that the Restrictive Covenants are reasonable and reasonably necessary to protect the legitimate business interest of the Company. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 4(e) is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.
(f)    Effect of Change in Control on Award and Settlement.
(i)    In the event a Change in Control occurs prior to full settlement of the RSUs awarded hereunder and this Award Agreement is not converted, assumed, substituted, continued, or replaced (with substantially identical economic terms) by a successor or surviving entity, or a parent or subsidiary thereof, in connection with such Change in Control event, then, immediately prior to the Change in Control event, all remaining non-settled RSUs shall vest in full and be issued.

(ii)    In the event that this Award Agreement is converted, assumed, substituted, continued, or replaced (with substantially identical economic terms) by a successor or surviving entity, or a parent or subsidiary thereof, in connection with the Change in Control event, if Awardee’s employment terminates prior to the final Settlement Date, all remaining non-settled RSUs shall be forfeited; provided, however, if Awardee experiences a Covered Termination (as defined below) prior to the final Settlement Date, then all remaining non-settled RSUs shall vest in full and be issued.
(iii)    For purposes of this Section 4(f), “Covered Termination” means (A) the termination of the Awardee’s employment with the Company or the successor or surviving entity, or a parent or subsidiary thereof, in connection with the Change of Control event, within the period commencing 90 days prior to, and ending two years following such Change in Control event (the “Applicable Period”) without Cause (as defined below), or (B) Awardee’s resignation for Good Reason (as defined below) during the Applicable Period.
(iv)    For purposes of this Section 4(f), “Cause” means (A) failure of the Awardee to adequately perform his or her duties assigned by the Company; or (B) any act or acts of gross dishonesty or gross misconduct on the Awardee’s part which result or are intended to result directly or indirectly in gain or personal enrichment at the expense of the Company or its subsidiaries to which the Awardee is not legally entitled.
(v)    “Good Reason” means (A) a material diminution of the Awardee’s authority, duties or responsibilities from those being exercised and performed by the Awardee immediately prior to the Change in Control event; (B) a transfer of the Awardee to a location which is more than 75 miles away from the location where the Awardee was employed immediately prior to the Change in Control event; (C) a material diminution in the rate of the Awardee’s annual salary below his or her rate of annual salary immediately prior to the Change in Control event; (D) a material diminution in the Awardee’s annual target bonus opportunity below his or her annual target bonus opportunity immediately prior to the Change in Control event; or (E) a material breach by the Company of any incentive award agreement covering the Awardee; provided, however, that Good Reason shall not be deemed to exist unless the Awardee has first provided notice to the Company of the existence of one of the events described above within a period of 90 days from the initial existence of the event, and after such notice the Company has been provided a period of 30 days to eliminate the existence of Good Reason.
5.    Tax Withholding. Awardee understands and agrees that, at the time any tax withholding obligation arises relating to the vesting of the right to receive, or the issuance of a share of Common Stock or, if permitted under the Plan, a cash payment, the Company may withhold, in shares of Common Stock if a valid election applies under this Section 5 or in cash from amounts the Company owes or will owe Awardee, any applicable minimum withholding, payroll and other required tax amounts due upon the issuance of shares of Common Stock or cash payment. Tax withholding may be made by any means permitted under the Plan, as approved by the Committee, and as permitted under the law. The valuation of the RSUs, and any shares of Common Stock that the Company may issue attributable to RSUs, for tax and other purposes shall be determined in accordance with all applicable laws and regulations. In the absence of the satisfaction of tax obligations, the Company may refuse to issue shares of Common Stock or make any other payment hereunder.
6.    Dividends and Voting. Prior to an RSU settlement date, Awardee shall have no right to receive any dividends or dividend equivalent payments with respect to the RSUs. Awardee will have no voting rights with respect to any of the RSUs or the shares of Common Stock underlying the RSUs.
7.    Administration. This Award has been made pursuant to a determination made by the Board, or a committee authorized by the Board, subject to the express terms of this Agreement, and the Board or such committee shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Awardee by the express terms hereof.
8.    No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of the Awardee.
9.    Amendment; Entire Agreement and Binding Effect. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.
        10.     Choice of Law. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Awardee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri to resolve any and all issues that may arise out of or relate to this agreement.
    The Company has caused this Agreement to be executed on its behalf, and Awardee has signed this Agreement to evidence Awardee’s acceptance of the terms hereof, all as of the date first above written.
JACK HENRY & ASSOCIATES, INC.
By:____________________________
Title: CFO/Treasurer

AWARDEE
_____________________________
Name: [NAME]